Exhibit 4.23

Confidential

AMENDMENT AGREEMENT

Date 22 March 2024

Bareboat charter dated 12 April 2023 (as amended, supplemented and/or restated from time to time) in relation to m.v. Cretansea (the “Ship”)

1
Reference is made to the bareboat charter dated 12 April 2023 (the “Charter”) made between NML Cretansea LLC as lessor (the “Lessor”) and Cretansea Maritime Co. as lessee (the “Lessee” and together with the Lessor, the “Parties”).

2	This Agreement is supplemental to the Charter and it constitutes an Operative Document.

3	Words and expressions defined in the Charter shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

4
In this Agreement, “EU ETS Legislation” means the Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down the rules for the application of Directive 2003/87/EC of the European Parliament and of the Council.

5
The Parties have agreed to certain amendments to the Charter in relation to the EU ETS Legislation. With effect from the date of this Agreement, the Parties hereby agree that the Charter shall be (and is hereby) amended on the date of this Agreement in accordance with the following provisions of this paragraph 5 (and the Charter as so amended will continue to be binding upon the Parties upon such terms as so amended):

(a)
by inserting the words “and the First Supplemental Agreement” after the words “this Charter (together with the Acceptance Certificate)” in paragraph (a) of the definition of “Operative Documents” in clause 39 (Definitions and Interpretation) of the Charter;

(b)	by inserting the following new definitions in clause 39 (Definitions and Interpretation) of the Charter in the correct alphabetical order:

““EU ETS Legislation” means the Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down the rules for the application of Directive 2003/87/EC of the European Parliament and of the Council.”; and

““First Supplemental Agreement” means the amendment agreement dated 22 March March 2024 made between, among others, (1) the Lessor and (2) the Lessee, supplemental to this Charter.”;

(c)	by replacing the definition of “Reference Rate” with the following new definition of “Reference Rate”:

““Reference Rate” means:

(a)	the applicable Term SOFR as of 11am on the relevant Quotation Day and for a period equal in length to the relevant Interest Period; or

(b)	as otherwise determined pursuant to clause 44.6 (Unavailability of Term SOFR),

and if, in either case, the rate is less than zero (0), the Reference Rate shall be deemed to be zero (0).”;

(d)
by replacing the definition of “Variable Rent” with the following new definition of “Variable Rent”:

““Variable Rent” means, in respect of each Payment Date falling during an Interest Period (the “Relevant Payment Date”), rent for each day during the part of such Interest Period which starts on the preceding Payment Date and ends on the relevant Payment Date (a “Relevant Period”) in an aggregate amount in Dollars equal to the relevant Applicable Rate for each such day, each multiplied by the Outstanding Charter Hire Principal on the preceding Payment Date or (in respect of the first payment of Variable Rent under this Charter) the Delivery Date, for such Relevant Period and by reference to the actual number of days elapsed during such Relevant Period.”;

(e)	by replacing paragraph (a) of clause 44.2 (Rent) with the following new paragraph (a):

“(a)
The Lessee shall from the Delivery Date until the end of the Charter Period pay the relevant Rent to the Lessor on each Payment Date (which for the avoidance of doubt, includes the applicable Fixed Rent payable on that Payment Date and Variable Rent payable on that Payment Date for each day of the part of the current Interest Period which starts on the preceding Payment Date and ends on that Payment Date).”;

(f)	by replacing paragraph (e) of clause 44.2 (Rent) with the following new paragraph (e):

“(e)
If the Lessee defaults in payment of (i) the applicable Fixed Rent or the applicable Variable Rent on the relevant Payment Date when it falls due or (ii) the Balloon Rental on the final Payment Date, the Lessee shall pay default interest thereon pursuant to Clause 44.11 (Default Interest).”;

(g)	by replacing the first three lines of clause 44.5 (Variable Rent periods) with the following wording:

“The Variable Rent shall be determined for each day in respect of each period of three (3) months (each an “Interest Period”) by reference to the actual number of days elapsed during such period, provided always that:”;

(h)	by inserting the words “first day falling after the” after the words “will start on the” in paragraph (b) of clause 44.5 (Variable Rent periods) of the Charter;

(i)	by inserting the words “, or any breach by any Relevant Party of any provision of,” after the words “due under” in paragraph (a) of clause 47.2 (Financial indemnities) of the Charter;

(j)
by inserting the words “(including, for the avoidance of doubt, as a result of (i) the Lessor complying with any laws in respect of monitoring, reporting and verifying greenhouse gas emissions (including Regulation 2015/757 of the European Union) and (ii) payments by the Lessor for any emission allowances under any applicable emissions trading scheme (including but not limited to the European Union emissions trading system) in respect of the Vessel)”, at the end of paragraph (f) of clause 47.3 (Operational indemnity) of the Charter;

(k)
by inserting the words “when due” after the words “by the Lessor” in the first line of clause 49.3 (Release and Transfer) and in the first line of paragraph (g) of clause 50.3 (Payment of Increased Costs, indemnity sum or voluntary termination) of the Charter;

(l)	by replacing the words “FATCA Except Party” in the fifth line of paragraph (d) of clause 50.4 (FATCA Information) of the Charter with the words “FATCA Exempt Party”;

(m)
by replacing the words “In respect of the Lessee, not” in sub-paragraph (xii) of paragraph (m) (Sanctions, anti-corruption law and anti-bribery law) in clause 52.1 (Lessee undertakings) with the words “The Lessee shall not”;

(n)	by replacing sub-paragraph (iv) of paragraph (r) (Information: miscellaneous) of clause 52.1 (Lessee undertakings) of the Charter with the following sub-paragraph (iv):

“(iv)
such further information and records relating to the Vessel (including but not limited to any information relating to the energy efficiency of the Vessel and greenhouse gas carbon emissions of the Vessel and the Lessee’s compliance with Clause 56.15 (Compliance with laws)) and the Lessee as the Lessor and/or the Security Agent or any other Finance Party may reasonably request;”;

(o)	by replacing paragraph (s) of clause 52.1 (Lessee undertakings) with the following new paragraph (s):

 “(s) Environmental

 The Lessee shall, upon becoming aware of the same, promptly notify the Lessor and the Security Agent or any other Finance Party of:

(i)	any material Environmental Claim or any Environmental Incident;

(ii)
any material inspections, investigations, studies, audits, tests, reviews and other analysis carried out by it or on its behalf (but excluding any routine inspection) in relation to any environmental matters; and

(iii)	details of:

(A)	any material non-compliance by it with:

(1)	any applicable Environmental Law or applicable Environmental Authorisation; or

(2)	any emissions trading scheme or emissions taxation scheme that may impact on the ability of the Vessel to trade to particular jurisdictions; or

(B)	any suspension, revocation or modification of any Environmental Authorisation and shall set out the action it intends to take with respect to those matters,

 in relation to the Vessel.”;

(p)	by inserting the following new paragraph (u) (EU ETS) in clause 52.1 (Lessee undertakings) after paragraph (t) (“Know your customer” checks) of the Charter:

 “(u) EU ETS

Should the Lessee trade the Vessel to ports in the European Union, then notwithstanding any other provision in this Charter, the Parties agree as follows:

(i)
during this Charter, the Lessee agrees to assume or sub-delegate to the relevant Manager as the Vessel’s ISM Company/DOC holder any and all responsibility for compliance with the Emission Scheme as the ‘Shipping Company’ as defined in the Directive and that the Lessee will, or the Lessee will procure that the relevant Manager of the Vessel (as may be applicable), will establish the necessary maritime operator holding account in an appropriate member state of the European Union to arrange the surrender of Emission Allowances as required by the Emission Scheme and the regulations of the appropriate member state of the European Union. The Lessee agrees that the Lessor has no liability or obligation with respect to the Emission Scheme and the Lessee will indemnify and hold harmless the Lessor in the event that a demand for Emissions Allowances is levied against the Lessor or any penalty, fine or regulatory sanction or measure is taken against the Lessor with respect to any non-compliance with the Emission Scheme. The Lessor agrees to assist the Lessee in relation to any procedures/proceedings under the Emissions Scheme by, including but not limited to, providing timely any necessary information, documents, consents or authorisations as may be needed;

(ii)
within five (5) days of the First Supplemental Agreement, (and in any case no later than 26 March 2024, the Lessor and the Lessee will execute the mandate letters in a form acceptable to the Lessor and the applicable administering authority (the “Applicable Administering Authority”) and the Lessee shall provide such mandate letters to the Applicable Administering Authority under which the Lessee or the Vessel’s relevant Manager, as the case may be, will establish a maritime operator holding account in order for the Lessee to (A) communicate to the Applicable Administering Authority the existence of the Charter and (B) mandate an organisation to comply with obligations under the EU ETS Legislation on its behalf;

(iii)
the Lessee shall report to the Lessors in writing latest by November of each calendar year, commencing in November 2025, that they have surrendered the necessary allowances for the preceding calendar year in accordance with the Emission Scheme;

(iv)
the Lessee shall provide following a written request from the Lessor all reasonably available certificates evidencing compliance with the Monitoring, Reporting and Verification (MRV) requirements, including an up-to-date monitoring plan and a copy of the report of the verified emissions data to be sent to the relevant authority on 30 April of each year;

(v)
other than in cases of redelivery of the Vessel pursuant to the exercise of the Purchase Obligation or Purchase Option by the Lessee, one month before redelivery of the Vessel to the Lessor, the Lessee will provide the Lessor with full details of (A) the emissions of the Vessel during the preceding and current calendar year and provide the necessary and available at that time verified emissions data to permit the Lessor to verify the estimated liability of the Lessor for the surrender of Emission Allowances after the end of this Charter and (B) the number of Emission Allowances that are held in the Lessee’s or relevant Manager’s, as the case may be, maritime operators holding account in relation to the Vessel. The Parties will discuss and agree with full transparency and in good faith the number of Emissions Allowances that may be due to be surrendered by the Lessor on 30 September after redelivery of the Vessel that relate to emissions during the period of the Charter to permit the Lessor (if so required) to be in a position to comply fully with their obligations under the Emission Scheme. In such case and on redelivery of the Vessel to the Lessor under this Charter, the Lessee or the mandated relevant Manager of the Vessel will transfer the agreed number of Emission Allowances to the Lessor nominated account; additionally, the Lessor shall in good faith provide any documents, consents or information that may be requested by the Applicable Administering Authority to evidence that the Lessee or the relevant Manager of the Vessel is no longer responsible under the Emission Scheme; and

(vi)
other than in relation to the Emission Scheme, should the Lessee trade into any country or region where the emissions from burning of Lessee’s bunkers are taxed, charged or otherwise give rise to a liability requiring offset, the Lessee will settle the liability directly with the relevant administering authority where possible or otherwise indemnify the Lessor for such liability. Parties expressly agree that known schemes such as carbon trading schemes or imposition of new dues by princes, powers or rulers shall not give rise to changes in the hire due under this Charter.

(vii)	In this Clause 52.1(u):

“Emission Allowances” means an allowance, credit, quota, permit or equivalent, representing a right of a vessel to emit a specified quantity of greenhouse gas emissions recognised by the Emission Scheme.

“Emission Scheme” means a greenhouse gas emissions trading scheme which for the purposes of this Charter shall include the European Union Emissions Trading System specifically applicable to shipping as set out at paragraph 1 of Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down rules for the application of Directive 2003/87/EC of the European Parliament and of the Council as regards the administration of shipping companies by administering authorities in respect of a shipping company (the “Directive”) and any other similar systems imposed by applicable lawful authorities that regulate the issuance, allocation, trading or surrendering of Emission Allowances.”;

(q)
by inserting in clause 56.15 (Compliance with laws) after the words “Liability Act 1980, as amended,” the following new wording:

“, any laws applicable to the Lessor and/or the Lessee in respect of monitoring, reporting and verifying greenhouse gas emissions (including Regulation 2015/757 of the European Union) and surrendering and paying for any emission allowances under any applicable emissions trading scheme and to discharge all of the Lessor’s obligations thereunder (including but not limited to the European Union emissions trading system), subject to receiving any required documents and/or information from the Lessor”; and

(r)	by replacing the words “as a Marshall Islands ship” in the first line of paragraph (a) of clause 57.2 with the words “under the Flag State”.

6	The Lessee undertakes that, no later than 29 March 2024, it will:

(a)	duly execute the mandate letters attached at Appendix A (Form of EU ETS Reports to the Administering Authority); and

(b)
provide such forms to the applicable administering authority under which the Lessee or, as the case may be, the relevant Manager will establish or, as the case may be, has established, a maritime operator’s holding account (the “Applicable Administering Authority”), in order for the Lessee to (i) communicate to the Applicable Administering Authority the existence of the Charter and (ii) mandate an organisation to comply with obligations under the EU ETS Legislation on its behalf.

7
The Lessee and each Relevant Party hereby confirms its consent to the amendments to the Charter hereunder and the other arrangements contained in this Agreement, and further acknowledges and agrees that the Operative Documents to which it is a party and its obligations, shall remain and continue to be in full force and effect notwithstanding the said amendments to the Charter Agreement and the other arrangements contained in this Agreement.

8
This Agreement may be entered into the form of two (2) or more counterparts, each executed by one of the parties hereto and, provided all parties hereto shall so execute this Agreement, each of the executed counterparts, when duly exchanged and delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

9	This Agreement is supplemental to the Charter, it constitutes an integral part of the same and the Charter and this Agreement shall be read and construed as one instrument.

10	Save as amended by this Agreement, the Charter shall remain unchanged and in full force and effect.

11	This Agreement and any non-contractual obligations in connection with it are governed by, and shall be construed in accordance with, English law.

12	Clause 73 (Notices) and 82.2 (Appointment of process agent) of the Charter shall apply to this Agreement mutatis mutandis as if it were incorporated in full herein.

APPENDIX A

FORM OF EU ETS REPORTS TO THE ADMINISTERING AUTHORITY

NOTICE OF BAREBOAT CHARTER & AUTHORISATION
IN RELATION TO EU MRV AND ETS OBLIGATIONS
TO THE EU ETS ADMINISTERING AUTHORITY

To: Greek EU ETS Administering Authority – Ministry of Environment and Energy

22 March 2024
Dear Sirs,

m.v. Cretansea (IMO Number 9376373 – Marshall Islands Flag) (the “Vessel”)

For the purpose of Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down rules for the application of Directive 2003/87/EC of the European Parliament and of the Council as regards the administration of shipping companies by administering authorities in respect of a shipping company (the “EU ETS Legislation”), the registered owner identified in paragraph (1) below (the “Registered Shipowner”) declares that the organisation identified in paragraph (2) below (being the bareboat charterer of the Vessel) (the “Organisation”), assumes responsibility for, and will take any and all steps necessary to ensure, compliance of the Vessel with the MRV and EU ETS obligations and is hereby authorised to mandate and sub-delegate as authorised by the Registered Shipowner such obligations to the Vessel’s ISM Company.

(1)	The name of the Registered Shipowner is NML CRETANSEA LLC and its IMO unique company and registered owner identification number is 6397124.

(2)	The Organisation’s details are as follows:

(a)	the name of the Organisation is CRETANSEA MARITIME CO. and its IMO unique company and registered owner identification number is 6385183;

(b)	the country of registration of the Organisation as recorded under the IMO Unique Company and Registered Owner Identification Number Scheme is the Republic of the Marshall Islands; and

(c)	the contact details of the Organisation are as follows:

(i)	full name of an individual at the Organisation to be point of contact for the administering authority: Stavros Gyftakis

(ii)	job title: Director,

(iii)	business address: 154 Vouliagmenis Avenue, 16674, Glyfada, Athens, Greece

(iv)	business telephone number:

(v)	business email address:

This Notice and authorisation is retrospectively effective from the 1st of January 2024.

Signed by:
as
For and on behalf of
NML CRETANSEA LLC

Signed by: Stavros Gyftakis
As Director
For and on behalf of
CRETANSEA MARITIME CO.

EU ETS OWNER’S REPORT/ MANDATE
IN RELATION TO EU MRV AND ETS OBLIGATIONS
TO THE ADMINISTERING AUTHORITY

To: Greek EU ETS Administering Authority – Ministry of Environment and Energy
22 March 2024
Dear Sirs,

m.v Cretansea (IMO Number 9376373 – Marshall Islands Flag) (the “Vessel”)

For the purpose of paragraph 1, of Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down rules for the application of Directive 2003/87/EC of the European Parliament and of the Council as regards the administration of shipping companies by administering authorities in respect of a shipping company (the “EU ETS Legislation”), if the shipping company (having the meaning ascribed to such term in the ETS Legislation) mandates an organisation to comply with obligations under the EU ETS Legislation (“EU ETS Obligations”) on its behalf, then the shipping company shall provide the organisation with a document clearly indicating that is has been duly mandated by the shipping company to comply with the EU ETS Obligations.

The bareboat charterer of the Vessel identified in paragraph (2) below (the “Bareboat Charterer”) declares that the organisation identified in paragraph (3) below (being the Vessel’s technical manager and ISM Company) (the “Organisation) is duly authorised by the Bareboat Charterer, as authorised by NML CRETANSEA LLC, being the Registered Shipowner of the Vessel (the “Registered Shipowner”), to take all steps necessary to ensure compliance of the Vessel with the MRV and EU ETS Obligations.

(1)	The Registered Shipowner’s details are as follows:

a)	the name of the Registered Shipowner is NML CRETANSEA LLC and its IMO unique company and registered owner identification number is 6397124; and

b)	the contact details of the Registered Shipowner are as follows:

(i)	full name of an individual at the Registered Shipowner to be point of contact for the administering authority: Mr. Charalampos Antoniou / Mr. Sakis Voudris

(ii)	job title: Managing Director / Director,

(iii)	business address: 8 Akadimias Street 10671 Athens, Greece

(iv)	business telephone number:

(v)	business email address:

(2)	The Bareboat Charterer’s details are as follows:

a)	the name of the Bareboat Charterer is CRETANSEA MARITIME CO. and its IMO unique company and registered owner identification number is 6385183; and

b)	the contact details of the Bareboat Charterer are as follows:

(i)	full name of an individual at the Bareboat Charterer to be point of contact for the administering authority: Stavros Gyftakis,

(ii)	job title: Director

(iii)	business address: 154 Vouliagmenis Avenue, 16674, Glyfada, Athens, Greece

(iv)	business telephone number:

(v)	business email address:

(3)	The Organisation’s details are as follows:

a)	the name of the Organisation is SEANERGY SHIPMANAGEMENT CORP. and its IMO unique company and registered owner identification number is: 5828613; and

b)
the country of registration of the Organisation as recorded under the IMO Unique Company and Registered Owner Identification Number Scheme is the Republic of the Marshall Islands (with established office at 154 Vouliagmenis Avenue, 16674, Glyfada, Greece).

IT IS HEREBY AGREED AND ACKNOWLEDGED:

The Organisation confirms that it has accepted this mandate from the Bareboat Charterer, as authorised by the Registered Shipowner, in respect of the Vessel’s EU ETS Obligations and that:

1.	it has assumed the responsibility for the operation of the Vessel from the Registered Shipowner and the Bareboat Charterer;

2.
on assuming such responsibility the Organisation has agreed to take over all the duties and responsibilities imposed by the International Management Code for the Safe Operation of Ships and for Pollution Prevention as set out in Annex I to Regulation (EC) No 336/2006 of the European Parliament and of the Council;

3.	it has also assumed responsibility for the obligations to comply with the obligations under Regulation (EU) 2015/757 (the MRV Obligations);

4.
the Organisation has also assumed responsibility for the obligations to comply with the national measures transposing Directive 2003/87/EC and the obligation to surrender allowances under Articles 3gb and 12 of the Directive 2023/959 (the ETS Obligations), as the Shipping Company; and

5.	the Organisation has been duly mandated by the Bareboat Charterer, being duly authorised by the Registered Shipowner, to comply with the MRV Obligations and the ETS Obligations.

The date of application of this mandate from the duly authorised Bareboat Charterer, as authorised by the Registered Shipowner, is the 1st of January 2024.

Signed by: Stavros Gyftakis
As Director

For and on behalf of
CRETANSEA MARITIME CO.

Signed by: Stamatios Tsantanis
As Director / Legal Representative
For and on behalf of
SEANERGY SHIPMANAGEMENT CORP.

SIGNATORIES

EXECUTED as a DEED	)
By Athanasios Voudris	)	/s/ Athanasios Voudris
for and on behalf of	)
NML CRETANSEA LLC	)	Attorney-in-fact
as Lessor	)
in the presence of:

/s/ PERIKLIS LYKOUDIS
Witness
Name: PERIKLIS LYKOUDIS
Address: ATHENS
Occupation:

EXECUTED as a DEED	)
By Athanasios Voudris	)	/s/ Athanasios Voudris
for and on behalf of	)
NML OASEA LLC	)	Attorney-in-fact
as Associated Lessor	)
in the presence of:

/s/ PERIKLIS LYKOUDIS
Witness
Name: PERIKLIS LYKOUDIS
Address: ATHENS
Occupation:

EXECUTED as a DEED	)
by Stavros Gyftakis	)	/s/ Stavros Gyftakis
for and on behalf of	)
CRETANSEA MARITIME CO.	)	Attorney-in-fact
as Lessee	)
in the presence of:

/s/ Maria Moschopoulou
Witness
Name: Maria Moschopoulou
Address: 154 Vouliagmenis Avenue, 16674, Glyfada, Greece
Occupation: Attorney-at-law

EXECUTED as a DEED	)
by Stavros Gyftakis	)	/s/ Stavros Gyftakis
for and on behalf of	)
OASEA MARITIME CO.	)	Attorney-in-fact
as Associated Lessee in the presence of:	)

/s/ Maria Moschopoulou
Witness
Name: Maria Moschopoulou
Address: 154 Vouliagmenis Avenue, 16674, Glyfada, Greece
Occupation: Attorney-at-law

EXECUTED as a DEED	)
By Nikolaos Frantzeskakis	)	/s/ Nikolaos Frantzeskakis
for and on behalf of	)
FIDELITY MARINE INC.	)	Director/President
as Commercial Manager	)
in the presence of:

/s/ Maria Moschopoulou
Witness
Name: Maria Moschopoulou
Address: 154 Vouliagmenis Avenue, 16674, Glyfada, Greece
Occupation: Attorney-at-law

EXECUTED as a DEED	)
By Stamatios Tsantanis	)	/s/ Stamatios Tsantanis
for and on behalf of	)
SEANERGY SHIPMANAGEMENT CORP.	)	Director/President
as Technical Manager in the presence of:	)

/s/ Maria Moschopoulou
Witness
Name: Maria Moschopoulou
Address: 154 Vouliagmenis Avenue, 16674, Glyfada, Greece
Occupation: Attorney-at-law

EXECUTED as a DEED	)
By Stavros Gyftakis	)	/s/ Stavros Gyftakis
for and on behalf of	)
UNITED MARITIME CORPORATION	)	Attorney-in-fact
as Guarantor	)
in the presence of:

/s/ Maria Moschopoulou
Witness
Name: Maria Moschopoulou
Address: 154 Vouliagmenis Avenue, 16674, Glyfada, Greece
Occupation: Attorney-at-law

EXECUTED as a DEED	)
By Athanasios Voudris	)	/s/ Athanasios Voudris
for and on behalf of	)
NML TRUSTEE LLC	)	Attorney-in-fact
as Security Trustee in the presence of:	)

/s/ PERIKLIS LYKOUDIS
Witness
Name: PERIKLIS LYKOUDIS
Address: ATHENS
Occupation: